Exhibit 21
                                                                    Subsidiaries



1.    WinWin Acquisition Corp., a Delaware corporation.

2.    WinWin Inc., a Nevada corporation.

3.    NexTech, inc., a Nevada corporation.

4.    Junum Intellectual Property, Inc., a Nevada corporation.

5.    Junum Financial Services, Inc., a Nevada corporation.

6.    Junum Company, Inc., a Nevada corporation.

7.    Junum Europe, Ltd., a Nevada corporation.

8. Win Win Consulting Shanghai Limited, a corporation organized under the laws of the People's Republic of China.

9.    Lucky WinWin Cambodia, Inc., a Cambodian corporation.




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